TOYS “R” US, INC. ANNOUNCES FINANCIAL PERFORMANCE FOR THE 2008 FOURTH QUARTER AND FISCAL YEAR
Company Reports Net Earnings of $218 Million in Fiscal 2008 versus Net Earnings of $153 Million in Fiscal 2007
WAYNE, NJ, (April 6, 2009) — Toys “R” Us, Inc. has reported results for its fourth quarter and fiscal year ended January 31, 2009.
Consolidated Financial Results
For the 2008 fiscal year ended January 31, 2009, the company reported net earnings of $218 million, compared to net earnings of $153 million for the 2007 fiscal year. For the fourth quarter of fiscal 2008, the company reported net earnings of $345 million, compared to net earnings of $312 million for the fourth quarter of fiscal 2007.
Adjusted EBITDA for fiscal 2008 was $1.002 billion, down 1.7% from $1.019 billion in fiscal 2007. A detailed description and reconciliation of EBITDA and Adjusted EBITDA are set forth at the end of this announcement.
“We are very pleased with our results in such a challenging macro environment,” said Jerry Storch, Chairman and CEO, Toys “R” Us, Inc. “Our sales momentum was the result of a number of specific actions we have taken over the past year, including the continued integration of our toy and baby businesses led by the growth of our new “R” Superstores and our Side-by-Side conversions in the United States. Combined with our aggressive efforts to preserve margins and control costs, we have been able to maintain strong overall profitability.”
Fiscal 2008 net sales were $13.724 billion versus $13.794 billion in fiscal 2007. For the Domestic segment comparable store sales decreased 0.1%; and for the International segment comparable store sales decreased 3.4%. Both the domestic and the international comparable store sales declines reflect the slowdown of the global economy.
Fiscal 2008 gross margin rate was 34.6% vs. 34.8% last year. Results were the most resilient in the Domestic segment, where net sales increased slightly and margin rates were unchanged. SG&A expense for the year was well-controlled, showing an increase of only 1.4% or $55 million, of which $31 million was due to foreign currency translation and $14 million was due to a contract termination settlement in Japan. Corporate and payroll expenses declined $73 million due to comprehensive expense reduction efforts, while advertising expenses increased $41 million in the year to help drive sales and store costs rose $32 million due to our new stores and remodels. Gains on the sales of properties in the year were $5 million, a decline of $28 million versus the prior year. Other income was favorable in fiscal 2008 due to a change in the way the company accounts for gift card liabilities which increased income by $59 million and the recognition of $39 million of foreign currency translation benefit associated with the liquidation of the company’s Hong Kong subsidiary. Partially offsetting these amounts was a $20 million increase in asset impairment charges. Reflecting the above, operating earnings for fiscal 2008 decreased to $621 million from $696 million for fiscal 2007.
Interest expense for fiscal 2008 was down by $84 million, driven largely by lower average interest rates on the company’s floating rate debt. Income tax expense was down by $58 million, principally due to a change in the mix of pre-tax earnings and the recognition of benefits associated with certain tax reserve adjustments. The net earnings in fiscal year 2008 were adversely impacted $17 million due to the impact of foreign currency translation, while the fourth quarter was adversely impacted $18 million.
The company ended the year with $783 million in cash. At fiscal year-end 2008 the company had unused available credit lines in excess of $1.6 billion, including approximately $371 million that was available to our Japan subsidiary only. In sum, the company’s liquidity (cash plus unused lines of credit) at fiscal 2008 year-end was well in excess of $2 billion. Capital spending for the year was up $69 million to $395 million, as we continued to invest in new stores and infrastructure. Total inventory at fiscal 2008 year-end was down $217 million or 10.9% versus fiscal 2007.
“We believe the operational improvements we have made over the last several years are clearly paying off in our solid performance and our improving market share, and these results speak to the strength of our brand and our long-term business strategy,” continued Jerry Storch. “Last year, we opened 15 new “R” Superstores in the United States, combining a full-size toy store and a full-size baby store under one big roof, and we now operate 19 of these stores across the country. We now have a total of 53 Side-by-Side stores in the United States, and more are scheduled to be converted in 2009. We also continued to grow internationally, both with new Toys “R” Us stores and Side-by-Side conversions. This integration of the company’s toy and baby businesses has been a positive factor for comparable store sales and profitability, and the concept has been embraced by customers for its convenience and service.”
Mr. Storch continued, “I am very proud of our team for their “Playing to Win” attitude, and grateful to our guests and vendor partners who are helping us grow as the leading specialty player in the toy and baby products categories. We will continue to advance our toy and baby products authority positions and aggressively pursue market share growth, including online with our recent acquisitions of eToys.com, babyuniverse.com, ePregnancy.com, and Toys.com. At the same time, we are mindful of the uncertain business environment, and are being very prudent by aggressively controlling operating expenses and significantly reducing our capital spending.”
Financial Results by Segment
Domestic
Comparable store sales for the Domestic segment decreased 0.1% in fiscal 2008. Net sales for the segment increased by $30 million to $8.480 billion compared to $8.450 billion in fiscal 2007, due primarily to increases in net sales from side-by-side store conversions and higher internet sales. For the fourth quarter, comparable store sales were down 3.5% and net sales were $3.383 billion compared to $3.497 billion in the previous fiscal year.
Operating earnings for the fourth quarter of fiscal 2008 were $390 million as compared to $442 million in fiscal 2007. Fiscal 2008 operating earnings were $593 million versus $654 million for fiscal 2007. The decrease for both the fourth quarter and the full year were primarily due to increased advertising expenses as well as lower fourth quarter net sales. Despite the difficult sales environment, gross margin for the segment was unchanged from the prior year at 34.3%.
International
For fiscal 2008, the International segment reported a 3.4% decrease in comparable store sales. Net sales from the International stores declined to $5.244 billion from $5.344 billion in fiscal 2007. Comparable store sales in the fourth quarter were down 4.5%. Fourth quarter International net sales were $2.078 billion compared to $2.331 billion in the prior year.

For the fourth quarter of fiscal 2008, operating earnings in the International segment were $206 million as compared to $307 million in fiscal 2007. Fiscal 2008 operating earnings in the International segment were $193 million as compared to $340 million in fiscal 2007. Gross margin as a percent of net sales was 35.0% in fiscal 2008, compared to 35.6% in fiscal 2007. The decline in gross margin was primarily due to price reductions taken in light of the slowdown in the global economy. Operating earnings were adversely impacted by a decline in sales, a reduction in gross margins and an increase in certain SG&A expenses.
Further information about the company’s financial performance in fiscal 2008 is presented in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 31, 2009.
About Toys “R” Us, Inc.
Toys“R”Us, Inc. is the world’s leading dedicated toy and baby products retailer. Currently it sells merchandise through more than 1,500 stores, including 846 Toys“R”Us and Babies“R”Us stores in the U.S., nearly 700 international stores in 32 countries, which includes licensed and franchise stores, and through its Internet sites, Toysrus.com, Babiesrus.com, eToys.com and babyuniverse.com. The company also operates the parenting resource website, ePregnancy.com.
This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. All statements herein that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. We generally identify these statements by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “will,” “may,” and similar words or phrases. These statements discuss, among other things, our strategy, store openings and renovations, future financial or operational performance, anticipated cost savings, results of restructurings, anticipated domestic or international developments, and other goals, targets and future occurrences and trends. These statements are subject to risks, uncertainties and other factors, including, among others, competition in the retail industry, seasonality of our business, changes in consumer preferences and consumer spending patterns, general economic conditions in the United States and other countries in which we conduct our business, our ability to implement our strategy, availability of adequate financing, our dependence on key vendors of our merchandise, international events affecting the delivery of toys and other products to our stores, economic, political and other developments associated with our international operations, and risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). We believe that all forward-looking statements are based upon reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements.

Consolidated Statements of Operations

	Fiscal Quarters Ended
	January 31,	February 2,
(In millions)	2009	2008
Net sales	$5,461	$5,827
Cost of sales	3,664	3,843

Gross margin	1,797	1,984

Selling, general and administrative expenses	1,146	1,227
Depreciation and amortization	101	103
Net gains on sales of properties	—	—
Other income, net	(44)	(17)

Total operating expenses	1,203	1,313

Operating earnings	594	671
Interest expense	(105)	(125)
Interest income	3	12

Earnings before income taxes and minority interest	492	558
Income tax expense	138	235
Minority interest, net of tax	9	11

Net earnings	$345	$312

	Fiscal Years Ended
	January 31,	February 2,	February 3,
(In millions)	2009	2008	2007
Net sales	$13,724	$13,794	$13,050
Cost of sales	8,976	8,987	8,638

Gross margin	4,748	4,807	4,412

Selling, general and administrative expenses	3,856	3,801	3,506
Depreciation and amortization	399	394	409
Net gains on sales of properties	(5)	(33)	(110)
Other income, net	(123)	(51)	(42)

Total operating expenses	4,127	4,111	3,763

Operating earnings	621	696	649
Interest expense	(419)	(503)	(537)
Interest income	16	27	31

Earnings before income taxes and minority interest	218	220	143
Income tax expense	7	65	35
Minority interest, net of tax	(7)	2	(1)

Net earnings	$218	$153	$109

Consolidated Balance Sheets

	January 31,	February 2,
(In millions — except share amounts)	2009	2008
ASSETS
Current Assets:
Cash and cash equivalents	$783	$751
Short-term investments	—	168
Accounts and other receivables	251	256
Merchandise inventories	1,781	1,998
Current deferred tax assets	84	80
Prepaid expenses and other current assets	124	140

Total current assets	3,023	3,393
Property and equipment, net	4,187	4,385
Goodwill, net	380	366
Deferred tax assets	180	197
Restricted cash	193	131
Other assets	448	480

	$8,411	$8,952

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$1,412	$1,534
Accrued expenses and other current liabilities	847	996
Income taxes payable	49	128
Current portion of long-term debt	98	50

Total current liabilities	2,406	2,708
Long-term debt	5,447	5,824
Deferred tax liabilities	78	21
Deferred rent liabilities	260	261
Other non-current liabilities	372	374
Minority interest in Toys-Japan	122	153
Stockholders’ Deficit:
Common stock (par value $0.001 and $0.01; shares authorized 55,000,000 and 3,000; shares issued and outstanding 48,965,402 and 1,000 at January 31, 2009 and February 2, 2008, respectively)	—	—
Additional paid-in capital	19	10
Accumulated deficit	(200)	(419)
Accumulated other comprehensive (loss) income	(93)	20

Total stockholders’ deficit	(274)	(389)

	$8,411	$8,952

Non-GAAP Disclosure of EBITDA and Adjusted EBITDA
EBITDA and Adjusted EBITDA are calculated as set forth in the table below.
Adjusted EBITDA, a supplemental non-GAAP financial measure, is used by the company to assess our operating performance as well as develop internal performance targets to determine its non-equity incentive plan compensation, and as such, it is considered an important measure of the company’s financial performance. We believe this supplemental non-GAAP financial measure is useful to management in evaluating our overall business because the items excluded in calculating Adjusted EBITDA have little or no bearing on our day-to-day operating performance.
In addition, investors or prospective investors of the company regularly request EBITDA as a supplemental analytical measure to, and in conjunction with, the company’s GAAP financial data. The company understands that these investors use EBITDA, among other things, to assess our period-to-period operating performance and to gain insight into the manner in which management analyzes operating performance. The company does not, and investors should not, place undue reliance on EBITDA or Adjusted EBITDA as measures of operating performance.
A reconciliation of Net earnings to EBITDA and Adjusted EBITDA for the fiscal years ended January 31, 2009 and February 2, 2008 is as follows:

	For the Years Ended
	January 31,	February 2,
(In millions)	2009	2008

Net earnings	$218	$153

Add:
Interest expense	419	503
Interest income	(16)	(27)
Income tax expense	7	65
Depreciation and amortization	399	394

EBITDA	1,027	1,088

Adjustments:
Foreign currency translation (a)	33	(34)
Impairment losses on long-lived assets	33	13
Sponsor management and advisory fees	18	18
McDonald’s Japan contract termination	14	5
Gift card breakage accounting change	(59)	—
Minority interest (b)	(49)	(46)
Gain on liquidation of TRU (HK) Limited	(39)	—
Gains on sales of properties	(5)	(33)
Other (c)	29	8

Adjusted EBITDA — Consolidated	$1,002	$1,019

(a)	Represents the difference between budgeted foreign translation rates which were set as last year’s period-end rates and the actual translation impact on our results of operations. The functional currencies of our foreign subsidiaries are their respective local currencies. The operating results of our subsidiaries are translated into U.S. dollars using the average exchange rates.

(b)	Represents the minority interest in Toys-Japan. Prior to fiscal 2008, we owned approximately 48% of Toys-Japan common stock. In 2008, we increased our investment in Toys-Japan by purchasing an additional 14.35% share of Toys-Japan to bring our total ownership percentage in Toys-Japan to approximately 62%. The adjustments for both fiscal 2008 and fiscal 2007 represent the elimination of the minority interest in the Adjusted EBITDA of Toys-Japan. For fiscal 2008, although our ownership percentage of Toys-Japan increased to 62%, our adjustment to EBITDA reflects the 48% ownership percentage at the date we developed our compensation targets.

(c)	Represents miscellaneous other charges consisting primarily of store closing costs, insurance settlements, restructuring, and severance which are not individually significant for separate disclosure.
Contacts:
Toys “R”Us, Inc.
Kathleen Waugh, 973-617-5888
646-366-8823
waughk@toysrus.com